October 4, 2006



Securities and Exchange Commission
Washington, D.C. 20549


	Re:	Hyperion Brookfield Income Fund,
Inc.,		  formerly Hyperion Strategic
Bond Fund, Inc.
		File No.:  811-07359


Dear Sir or Madam:

We have read Exhibit 99.77K of Form N-SAR of Hyperion
Brookfield Income Fund,
Inc., formerly Hyperion Strategic Bond Fund, Inc., dated September 27, 2006, and agree with the statements concerning our firm contained therein.


Very truly yours,


/s/ Holtz Rubenstein Reminick LLP
Holtz Rubenstein Reminick LLP


(oc:ab-sechypes)